As filed with the Securities and Exchange Commission on March 15, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Angie’s List, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-2440197
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1030 E. Washington Street Indianapolis, IN 46202 (Address of Principal Executive Offices)

Amended and Restated Omnibus Incentive Plan (Full title of the plan)

William S. Oesterle

Chief Executive Officer

Angie’s List, Inc.

1030 E. Washington Street

Indianapolis, IN 46202

Telephone: (317) 888-5478

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share
- Amended and Restated Omnibus Incentive Plan	2,846,659(2)	$15.61(3)	$44,436,346.99	$5,092.41
Total	2,846,659		$44,436,346.99	$5,092.41

(1)	In the event of a stock split, stock dividend or similar transaction involving the Registrant’s common stock, $0.001 par value per share (“Common Stock”), the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents an annual increase on January 1, 2012 to the number of shares of the Registrant’s common stock reserved for issuance under the Amended and Restated Omnibus Incentive Plan (the “Plan”), which annual increase is provided for in the Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Share is the average of the high and low prices of our Common Stock as reported on the NASDAQ Global Market on March 12, 2012 (rounded up to the nearest cent).

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective. The Registrant previously registered shares of its common stock for issuance under the Amended and Restated Omnibus Incentive Plan (the “Plan”) under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 23, 2011 (File No. 333-178131). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein:

(a) The Registrant’s Annual Report on Form 10-K filed with the SEC on March 15, 2012 for the fiscal year ended December 31, 2011; and

(b) The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-35339), filed by the Registrant with the Commission under Section 12(b) of the Exchange Act on November 7, 2011, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Incorporated by Reference
Exhibit Number	Description	Form	File No.	Filing Date	Exhibit	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation	S-1/A	333-176503	October 31, 2011	3.1

4.2	Amended and Restated Bylaws	S-1/A	333-176503	October 31, 2011	3.2

5.1	Opinion of Davis Polk & Wardwell LLP					X

23.1	Consent of Ernst & Young LLP independent registered public accounting firm					X

23.2	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this registration statement).					X

99.1	Amended and Restated Omnibus Incentive Plan					X

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on this 15 day of March 2012.

Angie’s List, Inc.

By:	/s/ William S. Oesterle
Name: William S. Oesterle
Title: Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints William S. Oesterle and Robert R. Millard and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Angie’s List, Inc. to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Oesterle William S. Oesterle	Chief Executive Officer and Director (Principal Executive Officer)	March 15, 2012

/s/ Robert R. Millard Robert R. Millard	Chief Financial Officer (Principal Financial and Accounting Officer)	March 15, 2012

/s/ John W. Biddinger John W. Biddinger	Director	March 15, 2012

/s/ Mark Britto Mark Britto	Director	March 15, 2012

/s/ John H. Chuang John H. Chuang	Director	March 15, 2012

/s/ Steven M. Kapner Steven M. Kapner	Director	March 15, 2012

/s/ Keith J. Krach Keith J. Krach	Chairman of the Board	March 15, 2012

/s/ Michael S. Maurer Michael S. Maurer	Director	March 15, 2012

/s/ Roger H. Lee Roger H. Lee	Director	March 15, 2012

INDEX TO EXHIBITS

Incorporated by Reference
Exhibit Number	Description	Form	File No.	Filing Date	Exhibit	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation	S-1/A	333-176503	October 31, 2011	3.1

4.2	Amended and Restated Bylaws	S-1/A	333-176503	October 31, 2011	3.2

5.1	Opinion of Davis Polk & Wardwell LLP					X

23.1	Consent of Ernst & Young LLP independent registered public accounting firm					X

23.2	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this registration statement).					X

99.1	Amended and Restated Omnibus Incentive Plan					X